Exhibit 10.1

September 1, 2023

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

Attn.: Brett Moyer, CEO

Re: Securities Purchase Agreements by and between WiSA Technologies, Inc. (the “Company”) and [●] (each, a “Purchaser” and collectively, the “Purchasers”), dated March 27, 2023, and April 7, 2023 (together, the “SPAs”) – Waiver and Release

To WiSA Technologies, Inc.:

Reference is made to Section 4.11(b) of the SPAs (the “Variable Rate Sections”). The Purchasers hereby waive any and all rights, and release the Company from any obligation and/or prohibition, under the Variable Rate Sections (the “Waiver”).

In consideration for the Purchasers granting the Waiver to the Company, the Company hereby agrees that from the date hereof until September 1, 2024, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchasers, collectively, shall have the right to participate in the Subsequent Financing up to an amount equal to 90% of the aggregate dollar value raised in such Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided to other investors in the Subsequent Financing (the “Participation Right”). The Participation Right shall be allocated among the Purchasers pro rata based on each Purchaser’s aggregate subscription amount under the SPAs relative to the total subscription amount in aggregate invested by all Purchasers under the SPAs. To the extent any Purchaser elects not to participate in such Subsequent Financing, the participating Purchasers may elect to participate in excess of their pro rata portion of the Participation Right up to the Participation Maximum, pro rata among such participating Purchasers as set forth above.

Notwithstanding anything herein to the contrary, the Participation Right may be reduced by the Company with respect to any Subsequent Financing to the extent, and only to the extent, necessary to comply with the rules and regulations of the Trading Market in respect of such Subsequent Financing (based on the determination of counsel to the Company). The Company also agrees to comply with the notice provisions provided for in Exhibit A annexed hereto.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the SPAs.

[Signature Pages Follow]

Very truly yours,

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

Name:
Title:

[●]

Name:
Title:

Acknowledged and agreed to by:

WISA TECHNOLOGIES, INC.

By:
Name: Brett Moyer
Title: Chief Executive Officer

EXHIBIT A

Notice Provisions

(1)	No later than four (4) hours prior to the expected time of pricing of the Subsequent Offering, the Company shall deliver to each Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(2)	Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company within two (2) hours of the time that such Subsequent Financing Notice is sent to such Purchase (the “Notice Termination Time”), to the effect that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(3)	If, by the Notice Termination Time, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(4)	The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(5)	The Company and each Purchaser agree that, if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Purchaser shall be required to agree to any restrictions on trading as to any the securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Waiver Agreement, without the prior written consent of such Purchaser. In addition, the Company and each Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day, or for an intra-day offering, by 9:30 am (New York City time) on the Trading Day immediately following the date of execution of the transaction documents in such Subsequent Financing) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(6)	Notwithstanding anything to the contrary herein and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.